Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3D of our report dated January 21, 2000 relating to the financial statements and financial statement schedule, which appears in Thornburg Mortgage, Inc.'s (formerly Thornburg Mortgage Asset Corporation) Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/  PricewaterhouseCoopers  LLP

PricewaterhouseCoopers  LLP

New  York,  New  York
November  8,  2000


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